UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

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EXXON MOBIL CORPORATION

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Skip to content ExxonMobil Operations Energy and innovation Sustainability Newsroom Investors About us Global Annual Reports ReportMarch 16, 2021 Energy for a growing population Energy and technology solutions Energy for a growing population share Print Top Affordable, reliable energy is essential to facilitate improvements in quality of life, including longer life expectancy, higher education, and increased gross national income per capita, regardless of location. Today, half of the world’s population has a life expectancy of 12 years less than those living in the United States, and receives a third less education.8 Close to 1 billion people still live without electricity.7 This has enormous implications for the future of energy and the products that make modern life possible. Global demand for energy will increase as the world’s population grows by an expected 1.6 billion people in the next two decades to more than 9 billion; the middle class will expand to more than 5 billion people by 2030, with almost 90 percent of the next 1 billion entrants into the middle class living in Asia.9, 10 Impacts from the COVID-19 pandemic have been significant, affecting not only lives but also the global economy and energy demand. As the global response to the pandemic continues and vaccines are administered and economies begin to recover, the fundamental drivers for energy demand are expected to return. Under most third-party scenarios that meet the objectives of the Paris Agreement, oil and natural gas will continue to play a significant role for decades in meeting increasing energy demand of a growing and more prosperous world population. ExxonMobil expects to play an important part in meeting society’s need for energy and is committed to supporting efforts to mitigate the risks of climate change. Commercially viable technology advances are required to achieve the goals of the Paris Agreement. ExxonMobil’s sustained investment in research and development is focused on society’s highest-emitting sectors of industrial, power generation, and commercial transportation, which together account for 80 percent of global energy-related CO2 emissions, and for which the current solution set is insufficient.9 To address these gaps in available technologies, we are working to develop breakthrough solutions in a number of areas - including carbon capture, biofuels, hydrogen, and energy-efficient process technology - and recently created a new business to commercialize our extensive low-carbon technology portfolio. Providing affordable and reliable energy while managing emissions requires a long-term perspective, competency in fundamental science and engineering, and significant investment. ExxonMobil has a history of more than 135 years as an energy innovator and is committed to doing its part to help society address this critical challenge. FOOTNOTES See page 126 of the 2020 Annual Report for footnotes. Careers Newsroom Investors Contact us Energy Factor Privacy center Privacy policy Terms and conditions © Copyright 2003-2021 Exxon Mobil Corporation. All Rights Reserved.

Important Additional Information Regarding Proxy Solicitation

Exxon Mobil Corporation (“ExxonMobil”) has filed a definitive proxy statement and form of associated BLUE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for ExxonMobil’s 2021 Annual Meeting (the “Proxy Statement”). ExxonMobil, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2021 Annual Meeting. Information regarding the names of ExxonMobil’s directors and executive officers and their respective interests in ExxonMobil by security holdings or otherwise is set forth in the Proxy Statement. To the extent holdings of such participants in ExxonMobil’s securities are not reported, or have changed since the amounts described, in the Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of ExxonMobil’s Board of Directors for election at the 2021 Annual Meeting are included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING BLUE PROXY CARD, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and shareholders can obtain a copy of the Proxy Statement and other relevant documents filed by ExxonMobil free of charge from the SEC’s website, www.sec.gov. ExxonMobil’s shareholders can also obtain, without charge, a copy of the Proxy Statement and other relevant filed documents by directing a request by mail to ExxonMobil Shareholder Services at 5959 Las Colinas Boulevard, Irving, Texas, 75039-2298 or at shareholderrelations@exxonmobil.com or from the investor relations section of ExxonMobil’s website, www.exxonmobil.com/investor.